Exhibit 99.1

CIT Reports Third Quarter 2021 Results NEW YORK – October 26, 2021 – CIT Group Inc. (NYSE: CIT) today reported third quarter 2021 financial results.
Financial Results

Third quarter net income to common shareholders of $173 million or $1.72 per diluted common share.

Excluding noteworthy items[1], third quarter net income available to common shareholders of $185 million or $1.84 per diluted common share.

Chairwoman and CEO Commentary

“We posted solid results in the third quarter, while continuing to demonstrate the effects of our multi-year strategic transformation with improving credit performance, lower funding costs and stronger capital levels,” said CIT Chairwoman and Chief Executive Officer Ellen R. Alemany. “These and other factors led to further tangible book value growth to more than $55 per share.”

Alemany continued, “The merger with First Citizens continues to progress and remains subject to approval from the Federal Reserve. We remain focused on creating a leading U.S. bank that can deliver a broad set of banking solutions to customers and communities.”

Areas of Strategic Focus

•Merger with First Citizens BancShares - Received regulatory approval from the Office of the North Carolina Commissioner of Banks and the Federal Deposit Insurance Corporation and remains subject to approval from the Board of Governors of the Federal Reserve System. Extended merger agreement to March 1, 2022.

•Continued successful execution of deposit strategy, driving total funding costs down to 0.91% compared to 1.25% in the year-ago quarter.

oAverage deposits grew to 91% of total funding mix.

oReduced average deposit costs to 0.46%, compared to 0.91% in the year-ago quarter.

•Asset quality trends benefiting from CIT’s improved risk profile, disciplined underwriting standards and improving macro environment.

oNon-accrual loans declined; net charge-offs are historically low and remain below pre-pandemic levels.

oAllowance for credit losses (ACL) - 2.36% of loans.

•Further reduced risk - Sold $89 million of consumer mortgages, primarily Legacy Consumer Mortgages (LCM), of which $42 million were non-accrual loans.

•CET1 ratio grew to 11.9%, well above our target CET1 capital ratio of 10.5%.

•Tangible book value per common share increased to $55.86 at September 30, 2021.

[1]

Income to common shareholders excluding noteworthy items, is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

1

Select Financial Highlights*
				3Q21 change from
($ in millions)	3Q21	2Q21	3Q20	2Q21		3Q20

Net finance revenue(1)	$307	$317	$328	$(10)	-3%	$(21)	-6%
Non-interest income	125	161	146	(36)	-22%	(21)	-15%
Total net revenue(1)	432	478	474	(45)	-10%	(42)	-9%
Operating expenses and (gain) loss on debt extinguishment	268	251	296	17	7%	(27)	-9%
Income before credit provision	164	226	179	(63)	-28%	(15)	-8%
Provision for credit losses	(67)	(72)	63	5	7%	(130)	NM
Income (loss) before provision (benefit) for income taxes	231	299	115	(68)	-23%	116	NM
Provision (benefit) for income taxes	56	72	30	(16)	-23%	26	88%
Net income (loss)	176	227	86	(51)	-23%	90	NM
Preferred stock dividends	3	12	3	(10)	-77%	0	0%
Net income (loss) available to common shareholders	$173	$215	$83	$(42)	-20%	$90	NM
Noteworthy items(2)	13	(5)	(0)	18		13
Income (loss) available to common shareholders, excluding noteworthy items⁽²⁾	$185	$210	$83	$(25)	-12%	$103	NM

Per common share
Diluted income (loss) per common share	$1.72	$2.14	$0.84	$(0.42)	-20%	$0.88	NM
Diluted income (loss) per common share, excluding noteworthy items⁽²⁾	$1.84	$2.09	$0.84	$(0.25)	-12%	$1.00	NM
Average diluted common shares outstanding (in thousands)	100,432	100,340	98,556	92	0%	1,876	2%
Tangible book value per common share (TBVPS)(1)	$55.86	$54.39	$50.29	$1.47	3%	$5.57	11%

Balance Sheet
Average loans and leases (includes HFS and net of credit balances)	$39,728	$40,981	$44,126	$(1,252)	-3%	$(4,398)	-10%
Average core loans and leases(1) (includes HFS and net of credit balances)	38,412	39,479	42,146	(1,067)	-3%	(3,734)	-9%
Average earning assets (AEA)(1)	50,347	51,811	57,768	(1,464)	-3%	(7,421)	-13%
New business volume	3,251	2,972	2,622	279	9%	630	24%

Key performance metrics, continuing operations
Net finance margin(1)	2.44%	2.45%	2.27%	-1bps		17bps
Net efficiency ratio(1)	60.2%	52.5%	60.6%	NM		-39bps
Net charge-offs	0.06%	0.30%	0.71%	-24bps		-65bps
Return on AEA (ROAEA)(1)	1.37%	1.66%	0.57%	-29bps		80bps
Return on tangible common equity (ROTCE)(1)	13.04%	16.73%	7.24%	NM		NM

Key performance metrics, continuing operations excluding noteworthy items
Net finance margin(1)(2)	2.44%	2.45%	2.27%	-1bps		17bps
Net efficiency ratio(1)(2)	58.3%	52.2%	60.4%	NM		NM
Net charge-offs	0.06%	0.30%	0.71%	-24bps		-65bps
ROAEA(1)(2)	1.47%	1.62%	0.57%	-15bps		90bps
ROTCE(1)(2)	13.95%	16.37%	7.22%	NM		NM

(1) Net finance revenue, total net revenue, TBVPS, AEA, net finance margin, net efficiency ratio, ROAEA, ROTCE and average core loans and leases are non-GAAP measures that management uses to evaluate the performance of the business. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information, descriptions of the non-GAAP measures, and noteworthy items. TBVPS is detailed on page 15.

(2)We exclude noteworthy items due to their episodic nature and size. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

*Certain balances may not sum due to rounding.

2

Third Quarter Financial Highlights:

Net Revenue

•

Net finance revenue decreased $10 million and net finance margin of 2.44% was down modestly by 1 bp from the prior quarter. The reductions reflect lower average loan balances and lower purchase accounting accretion and other prepayment benefits, mostly offset by lower deposit costs. Net operating lease revenue[2] was flat from the prior quarter.

•

Other non-interest income was down $36 million from the prior quarter. Excluding the noteworthy item, other non-interest income[3] decreased $23 million from prior quarter, which was unusually elevated due to higher gains on loan and equipment sales.

Operating Expenses

•

Operating expenses increased by $17 million to $268 million. Operating expenses, excluding noteworthy items and intangible asset amortization[4], increased $10 million from the prior quarter to $259 million.  The prior quarter included a net benefit from a reserve release related to indemnification obligations, partially offset by higher legal costs.

Credit

•	Provision for credit losses was a net benefit of $67 million, compared to a net benefit of $72 million in the prior quarter.
•	The third quarter net benefit reflected low net charge-offs and a reduction in reserves of $72 million. The prior quarter net benefit reflected a reduction in reserves of approximately $99 million.
•	Net charge-offs of $5 million declined from $26 million in the prior quarter and remains historically low and below our pre-pandemic levels.
•	Non-accruals decreased by $144 million to $405 million, driven by reductions in non-accrual loans across Commercial Banking portfolios as well as loan sales within Consumer Banking.

Tax

•	The effective tax rate was 24%. The effective tax rate, excluding noteworthy items[5] was 23%.

[2]	Net operating lease revenue is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release for a reconciliation of non-GAAP financial information.
[3]

Other non-interest income, excluding noteworthy items, is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

[4]

Operating expenses, excluding noteworthy items and intangible asset amortization, is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

[5]

Effective tax rate, excluding noteworthy items is a non-GAAP measure. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

3

Balance Sheet

•	Average loans and leases declined 3% while end of period loans and leases were relatively flat compared to the prior quarter.
•

New business volume improved from the prior quarter and the reduction in average loan and leases reflected loan sales, contractual run-off and continued high prepayment activity in certain portfolios within Commercial Banking.

•	Loans and leases to deposits ratio was 89% at CIT Bank and 103% at consolidated CIT Group, an increase from 87% and 101%, respectively, from the prior quarter.
•	CET1 ratio increased to 11.9%, reflecting quarterly earnings.

Noteworthy Items

Financial results for the third quarter included the following noteworthy items,

•	$12 million (after-tax) ($0.12 per diluted common share) of Cumulative Translation Adjustment (CTA) release related to the liquidation of the remaining investment in a foreign entity.
•	$0.4 million (after-tax) (less than $0.01 per diluted common share) related to First Citizens BancShares (FCB) merger costs.

4

Income Statement Highlights:
Net Finance Revenue

Net Finance Revenue*				3Q21 change from
($ in millions)	3Q21	2Q21	3Q20	2Q21		3Q20

Interest income	$360	$373	$423	$(13)	-4%	$(63)	-15%
Net operating lease revenue
Rental income on operating leases	186	188	201	(2)	-1%	(15)	-8%
Depreciation on operating lease equipment	85	83	83	2	3%	3	3%
Maintenance and other operating lease expenses	51	55	49	(4)	-8%	2	4%
Total net operating lease revenue(1)	51	51	70	-	0%	(20)	-28%
Interest expense	103	107	166	(4)	-4%	(63)	-38%
Net finance revenue (2)	$307	$317	$328	$(10)	-3%	$(21)	-6%

Average earning assets	$50,347	$51,811	$57,768	$(1,464)	-3%	$(7,421)	-13%
Net finance margin(2)	2.44%	2.45%	2.27%	-1bps		17bps

(1)Net operating lease revenue is a non-GAAP measure, and is reconciled in the table as a combination of GAAP balances, rental income on operating leases less depreciation on operating lease equipment and maintenance and other operating lease expenses. Net operating lease revenue is used by management to monitor portfolio performance and returns on purchased equipment.

(2)These balances and metrics are non-GAAP measures used to measure the profitability of our earning assets. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

*Certain balances may not sum due to rounding.
•	Net finance revenue declined to $307 million from $317 million in the prior quarter.
o	Lower interest income resulting from lower average loan balances.
o	Lower purchase accounting accretion and prepayment benefits.
o	Partially offset by lower interest expense driven by reduction in deposit balances.
o	Net operating lease revenue was flat, as lower maintenance costs offset lower rental revenue and higher depreciation.
•

Net finance margin (net finance revenue as a percentage of average earning assets) was 2.44%, a modest 1 bp decrease from 2.45% in the prior quarter, primarily reflecting the items noted above as well as a slightly higher mix of average cash and investments.

•	Net finance revenue decreased $21 million compared to the year-ago quarter.
o	Lower interest income from loans and investment securities primarily driven by lower average loan balances and lower market rates.
o	Lower net operating lease income primarily driven by lower gross yields in Rail.
o	Partially offset by an increase in purchase accounting accretion from higher prepayments and
o	Lower interest expense from lower rates on deposits as well as lower borrowings and deposit balances
•	Compared to the year-ago quarter, net finance margin increased 17 bps.
o	Reflects the items noted above as well as the benefit of a lower mix of cash and investment securities as a percentage of total average earning assets.

5

Other Non-Interest Income

Other Non-Interest Income*				3Q21 change from
($ in millions)	3Q21	2Q21	3Q20	2Q21		3Q20

Fee income	$33	$36	$33	$(4)	-10%	$0	0%
Factoring commissions	28	27	20	2	6%	8	43%
Gains on leasing equipment, net of impairments	21	29	24	(8)	-29%	(4)	-15%
BOLI income	8	8	16	0	1%	(7)	-47%
Gains on investment securities, net of impairments	6	4	8	2	49%	(3)	-34%
Property tax income	4	4	4	(0)	-10%	(0)	-13%
Other income	26	53	41	(27)	-52%	(16)	-38%
Total other non-interest income	$125	$161	$146	$(36)	-22%	$(21)	-15%
Noteworthy items(1)	13	-	-	13		13
Total other non-interest income, excluding noteworthy items(1)(2)	$138	$161	$146	$(23)	-14%	$(8)	-6%

(1)See "Non-GAAP measurements" for a description and reconciliation of noteworthy items.

(2)Total other non-interest income, excluding noteworthy items is a non-GAAP measure and is reconciled to the GAAP balance, total other non-interest income, in the table above. Total other non-interest income, excluding noteworthy items is used by management to monitor the underlying level of income.

*Certain balances may not sum due to rounding.
•

Other non-interest income was $125 million, down $36 million from the prior quarter and $21 million from year ago quarter. The current quarter included a noteworthy item reflecting a $13 million charge in other income from a CTA release related to the liquidation of the remaining investment in a foreign subsidiary.

•	Excluding noteworthy items, other non-interest income was down $23 million from the prior quarter driven by:
o

Lower other revenues, which included a net gain of $29 million in the current quarter from the sale of consumer mortgages, primarily LCM loans, compared to $34 million in the prior quarter.  In addition, the prior quarter included an $8 million gain from the sale of the Aviation Lending portfolio.

o	Lower gain on sale of equipment.
o	Higher factoring commissions and gain on sale of investment securities offset lower fee income.
•	Excluding noteworthy items, other non-interest income was down $8 million from the year-ago quarter due to:
o	Lower gain on sale of consumer mortgages and lease equipment.
o	Lower gain on sale of investment securities.
o	Elevated BOLI income in the year-ago quarter due to insurance payouts.
o	Partially offset by higher factoring commissions from higher volumes and surcharges, as the year-ago quarter’s factoring volume was significantly impacted by the COVID-19 pandemic.

6

Operating Expenses

Operating Expenses*				3Q21 change from
($ in millions)	3Q21	2Q21	3Q20	2Q21		3Q20

Compensation and benefits	$153	$149	$149	$4	3%	$4	3%
Technology	32	33	39	(1)	-3%	(7)	-18%
Professional fees	11	21	22	(11)	-50%	(12)	-52%
Insurance	14	14	25	(0)	-1%	(11)	-45%
Net occupancy expense	17	16	20	1	5%	(3)	-13%
Advertising and marketing	6	5	5	1	16%	1	21%
Property tax expense	4	4	5	(1)	-11%	(1)	-19%
Restructuring costs	-	(8)	-	8	100%	-	NM
Intangible asset amortization	8	8	9	(0)	-2%	(0)	-5%
Other expenses	23	8	22	16	NM	1	5%
Total operating expenses	268	251	296	17	7%	(27)	-9%
Noteworthy items	1	(6)	0	7	NM	0	40%
Intangible asset amortization	8	8	9	(0)	-2%	(0)	-5%
Operating expenses, excluding noteworthy items and intangible asset amortization(1)	$259	$249	$287	$10	4%	$(27)	-9%
Net efficiency ratio(2)	60.2%	52.5%	60.6%	NM		-39bps
Net efficiency ratio, excluding noteworthy items and intangible asset amortization(2)	58.3%	52.2%	60.4%	NM		NM

(1)Operating expenses excluding intangible asset amortization and noteworthy items is used by management to compare period over period expenses. Due to the exclusion of intangible amortization and noteworthy items, this is considered a non-GAAP measure, as reconciled to total operating expenses in the table.

(2)These metrics are non-GAAP measures. See "Non-GAAP Measurements" at the end of this press release for details on the calculation and description of the use of the metric. See non-GAAP disclosures for reconciliation of total net revenues.

*Certain balances may not sum due to rounding.
•	Operating expenses were $268 million, up $17 million from the prior quarter.
•

Excluding noteworthy items and intangible asset amortization, operating expenses were $259 million, up $10 million compared to $249 million, as the prior quarter operating expenses reflected a net benefit from the reserve release related to indemnification obligations, which was partially offset by higher legal fees.

o	Noteworthy items in the current and prior quarter included FCB merger costs. In addition, the prior quarter noteworthy item included a net benefit from a restructure reserve reversal.
•	Operating expenses decreased by $27 million compared to the year-ago quarter.
•

Operating expenses excluding noteworthy items and intangible asset amortization decreased by $27 million compared to the year-ago quarter, reflecting cost reduction initiatives and lower FDIC insurance costs.

o

Noteworthy items in the year-ago quarter included merger and integration costs from the Mutual of Omaha Bank (MOB) acquisition and reversal of compensation expense related to the Company’s stock-based compensation conditions due to market conditions.

•	The net efficiency ratio was 60% compared to 53% in the prior quarter.
•	The net efficiency ratio excluding noteworthy items and intangible asset amortization of 58% compared to 52% in the prior quarter, reflecting higher operating expenses and lower net revenues.
•

The net efficiency ratio was 61% in the year-ago quarter. Excluding noteworthy items and intangible asset amortization, the net efficiency ratio improved from 60% in the year-ago quarter, reflecting a decline in operating expenses which more than offset a decline in net revenues.

7

Balance Sheet Highlights:
Average Earning Assets

Average Earning Assets*				3Q21 change from
($ in millions)	3Q21	2Q21	3Q20	2Q21		3Q20

Interest-bearing cash	$5,297	$5,583	$7,652	$(287)	-5%	$(2,356)	-31%
Investment securities and securities purchased under agreement to resell	5,322	5,248	5,990	75	1%	(668)	-11%
Loans and loans held for sale (net of credit balances of factoring clients)	31,866	33,227	36,302	(1,361)	-4%	(4,436)	-12%
Operating lease equipment, net (including held for sale)	7,863	7,754	7,824	109	1%	38	0%
Average earning assets (AEA)	$50,347	$51,811	$57,768	$(1,464)	-3%	$(7,421)	-13%

*All balances above are averages. Certain balances may not sum due to rounding.
•	AEA decreased by $1.5 billion from the prior quarter, primarily driven by decrease in cash and loans.
o	The reduction in average interest-bearing cash reflects our management of excess liquidity and redeployment into investment securities.
o	Average loans and leases decreased 3% from the prior quarter.
o

Commercial Banking average loans and leases decreased 3% from the prior quarter reflecting continued elevated prepayments in certain portfolios within Commercial Banking along with the sale of the Aviation Lending portfolio at the end of the second quarter. In addition, the Real Estate Finance portfolio continues to be impacted by prepayments and maturities that outpace new origination volume.

•	Consumer Banking average loans declined 6%; the decline in Consumer Banking was primarily driven by LCM run-off and loan sales.
•	End of period loans and leases were essentially flat from the prior quarter.
•

At September 30, 2021, total cash (including non-interest-bearing cash), investment securities and securities purchased under agreement to resell were $10.5 billion, down from $10.7 billion at the end of the prior quarter.

o	End of period cash balances decreased by $0.7 billion to $4.6 billion, while investment securities increased by $0.5 billion to $5.8 billion.
o	Investment securities are primarily High-Quality Liquid Securities[6].
•	AEA compared to the year-ago quarter decreased by $7.4 billion reflecting a decline in loans, interest-bearing cash and investment securities while operating lease equipment stayed relatively flat.
o

Commercial Banking total average loans and leases declined across all divisions, reflecting lower origination volume in sectors more impacted by the pandemic, the sale of the Aviation Lending portfolio as well as high prepayments in certain portfolios.

o	Decrease in Consumer Banking average loans was primarily driven by LCM loan sales and continued run-off, as well as higher prepayments overall.

[6]

High Quality Liquid Securities - readily marketable, unpledged securities, as well as pledged but not drawn against at the FHLB and available for sale and generally are comprised of Treasury and Agency securities held outright or via reverse repurchase agreements.

8

Deposits and Borrowings

Average Deposits and Borrowings*				3Q21 change from
($ in millions)	3Q21	2Q21	3Q20	2Q21		3Q20

Interest-bearing checking	$3,467	$3,492	$3,283	$(24)	-1%	$185	6%
Savings and money market	25,929	26,253	27,187	(325)	-1%	(1,258)	-5%
Time deposits	8,055	8,538	11,851	(483)	-6%	(3,796)	-32%
Non-interest bearing checking	3,412	3,361	3,073	51	2%	338	11%
Total deposits	$40,863	$41,644	$45,394	$(781)	-2%	$(4,531)	-10%

Online	$16,463	$17,048	$20,830	$(585)	-3%	$(4,367)	-21%
Branch	11,208	11,302	11,923	(94)	-1%	(715)	-6%
Commercial	4,332	4,319	4,419	12	0%	(88)	-2%
Brokered	1,912	2,208	2,669	(296)	-13%	(757)	-28%
Homeowners association	6,948	6,767	5,552	181	3%	1,396	25%
Total deposits	$40,863	$41,644	$45,394	$(781)	-2%	$(4,531)	-10%

Secured borrowings	$11	$599	$2,825	$(588)	-98%	$(2,814)	-100%
Unsecured borrowings	4,235	4,233	4,732	2	0%	(498)	-11%
Total borrowings	$4,246	$4,832	$7,558	$(587)	-12%	$(3,312)	-44%

*All balances above are averages. Certain balances may not sum due to rounding.
•	Average deposits declined 2% from the prior quarter and represented 91% of CIT’s total funding as average borrowings also declined this quarter.
o	The decline in average deposits was primarily driven by a continuation of our strategy to reduce higher cost deposits, including high-cost CD maturities.
•	The weighted average rate on average outstanding deposits decreased 3 bps to 0.46% from 0.49% in the prior quarter.
o	Decline due to lower rates across most channels, along with run off of brokered deposits and higher rate CD maturities.
•	The weighted average rate on average outstanding deposits decreased 45 bps from 0.91% in the year-ago quarter, primarily due to lower rates and run off of brokered deposits.
•	The loans and leases-to-deposits ratio at CIT Bank was 89% at September 30, 2021, up from 87% at June 30, 2021, and unchanged from 89% at September 30, 2020.
•	For consolidated CIT Group, the loans and leases-to-deposits ratio was 103% at September 30, 2021, up from 101% at June 30, 2021, and from 99% at September 30, 2020.
•	Average unsecured borrowings comprised 9% of the funding mix, flat from the prior quarter.
o

The weighted average coupon on our unsecured senior and subordinated debt at September 30, 2021 stayed flat from June 30, 2021 at 4.82%, with a weighted average maturity of approximately 2.8 years at September 30, 2021 and approximately 3.1 years at June 30, 2021.

9

Capital

Capital*				3Q21 change from
($ in millions, except per share amounts)	3Q21	2Q21	3Q20	2Q21		3Q20

Preferred stock	$525	$525	$525	$-	0%	$-	0%
Common stockholders' equity	$5,650	$5,511	$5,239	$139	3%	$411	8%
Book value per common share (BVPS)	$56.97	$55.58	$53.17	$1.40	3%	$3.80	7%
Tangible common equity(1)	$5,540	$5,393	$4,955	$147	3%	$584	12%
Tangible book value per common share (TBVPS)(2)	$55.86	$54.39	$50.29	$1.47	3%	$5.57	11%

Common shares outstanding (thousands)	99,167	99,143	98,526	24	0%	641	1%

Total risk-based capital(3)	$7,398	$7,249	$6,792	$149	2%	$606	9%
Risk-weighted assets (RWAs)(3)	$48,383	$48,365	$51,900	$18	0%	$(3,516)	-7%
Total capital ratio(3)	15.3%	15.0%	13.1%	29bps		NM
CET1 ratio(3)	11.9%	11.6%	9.9%	30bps		NM

Common dividends paid	$35	$35	$35	$-		$0

(1)Tangible common equity is a non-GAAP measure that represents CIT’s common stockholders’ equity, less goodwill and intangible assets. Tangible common equity is considered a key financial performance measurement by management and is used by other financial institutions. See Non-GAAP measures at the end of this press release and page 15, the unaudited consolidated balance sheets table, for a reconciliation of Non-GAAP to GAAP financial information.

(2)TBVPS is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value is used to compute a per common share amount, which is used to evaluate our use of equity. See Non-GAAP measures at the end of this press release and page 15.

(3)Balances and ratios on fully phased-in basis.
*Certain balances may not sum due to rounding.
•	Common stockholders’ equity increased from the prior quarter, driven by the net income in the quarter, partially offset by a reduction in accumulated other comprehensive income and dividend payouts.
o	Tangible book value per common share increased to $55.86 at September 30, 2021.
•	RWAs were flat compared to the prior quarter.
•

The preliminary CET1 Capital ratio at September 30, 2021 of 11.9% increased from 11.6% at the end of the prior quarter, and the preliminary Total Capital ratio increased to 15.3% from 15.0% in the prior quarter.

o	Increase reflects current quarter earnings.
•

Capital actions in the quarter included a regular quarterly cash dividend of $0.35 per common share and a quarterly dividend of approximately $0.35 per Series B preferred share. On October 18, 2021, CIT’s Board of Directors declared:

o	A quarterly cash dividend of $0.35 per common share on outstanding common stock payable on November 12, 2021 to common shareholders of record as of October 29, 2021.
o

A regular semi-annual cash dividend of $29 per share on Series A and a regular quarterly cash dividend of approximately $0.35 per share on Series B preferred stock payable on December 15, 2021 to the preferred shareholders of record as of November 30, 2021.

10

Asset Quality:

Asset Quality*				3Q21 change from
($ in millions)	3Q21	2Q21	3Q20	2Q21		3Q20

(Benefit) provision for credit losses(1)	$(67)	$(72)	$63	$5	7%	$(130)	NM
Net charge-offs (NCOs)	$5	$26	$66	$(21)	-81%	$(61)	-92%
NCOs as a % of average loans	0.06%	0.30%	0.71%	-24bps		-65bps

Commercial Banking ACL	$701	$743	$1,049	$(42)	-6%	$(348)	-33%
Commercial Banking ACL as a % of loans	2.58%	2.73%	3.59%	-15bps		NM
Total ACL	$790	$851	$1,206	$(60)	-7%	$(416)	-34%
Total ACL as a % of loans	2.36%	2.52%	3.23%	-16bps		-87bps

Allowance for off-balance sheet credit exposures(1)	$50	$62	$75	$(12)	-19%	$(25)	-33%

Non-accrual loans	$405	$549	$647	$(144)	-26%	$(242)	-37%
Non-accrual loans as a % of loans	1.21%	1.63%	1.73%	-42bps		-52bps

(1) Includes amounts related to the allowance for off-balance sheet credit exposures on unfunded loan commitments, letters of credit and deferred purchase agreements. The allowance for off-balance sheet credit exposures are included in other liabilities.

*Certain balances may not sum due to rounding.

Provision

•

The net provision benefit of $67 million included a reduction in reserves of approximately $72 million partially offset by $5 million of net charge-offs. The reduction in reserves was due to lower loan balances and the continued improvement in credit trends and certain macroeconomic variable forecasts.

o	Commercial Banking had a net provision benefit of $49 million and Consumer Banking had a net benefit of $18 million.
•	The prior quarter net provision benefit of $72 million reflected a $99 million reduction in reserves.
o	The provision in the prior quarter consisted of a $67 million benefit related to the Commercial Banking segment and a $5 million net benefit in the Consumer Banking segment.
•	The provision expense in the year-ago quarter of $63 million reflected the impact of the pandemic on the macroeconomic environment across our portfolio.
o	The provision related to the Commercial Banking segment was $88 million while the Consumer Banking segment had a $25 million release.

Net Charge-offs

•

Net charge-offs of $5 million (0.06% of average loans) this quarter compared to $26 million (0.30%) in the prior quarter and $66 million (0.71%) in the year-ago quarter and were primarily reported in Commercial Banking.

•	Net charge-offs in the current period were in Commercial Banking, which had lower level of charge-offs combined with strong recoveries in the Small Business Solutions division.

11

Allowance for Credit Losses (ACL)

•

The ACL of $790 million (2.36% of loans) at September 30, 2021 remained above our pre-pandemic and post- CECL level of 2.04%, and down from $851 million (2.52% of loans) at June 30, 2021 and $1.2 billion (3.23% of loans) at September 30, 2020.

o	In the Commercial Banking segment, the ACL was $701 million (2.58% of loans) at September 30, 2021, compared to $743 million (2.73%) at June 30, 2021 and $1,049 million (3.59%) at September 30, 2020.
o	In the Consumer Banking segment, the ACL was $89 million (1.43% of loans) at September 30, 2021, compared to $107 million (1.66%) at June 30, 2021 and $157 million (1.94%) at September 30, 2020.

Non-accrual Loans

•	Non-accrual loans were $405 million (1.21% of loans) at September 30, 2021, compared to $549 million (1.63%) at June 30, 2021 and $647 million (1.73%) at September 30, 2020.
•	In Commercial Banking, non-accrual loans were $330 million (1.21% of loans) at September 30, 2021, compared to $417 million (1.53%) at June 30, 2021 and $498 million (1.70%) at June 30,2020.
o

The decrease from the prior quarter reflects reductions across all divisions although the largest reduction was in Commercial Finance, reflecting a number of loans that returned to accrual status or were repaid.

•	In Consumer Banking, non-accrual loans were $75 million (1.21% of loans) at September 30, 2021, a decrease from $132 million (2.05%) at June 30, 2021, and $149 million (1.84%) at September 30, 2020.
o	The decrease reflects loan sales, primarily from the LCM division, as well as improved payment performance.
•	COVID-19 related deferments remain minimal across all segments.

12

About CIT

CIT is a leading national bank focused on empowering businesses and personal savers with the financial agility to navigate their goals. CIT Group Inc. (NYSE: CIT) is a financial holding company with over a century of experience and operates a principal bank subsidiary, CIT Bank, N.A. (Member FDIC, Equal Housing Lender). The company's commercial banking segment includes commercial financing, community association banking, middle market banking, equipment and vendor financing, factoring, railcar financing, treasury and payments services, and capital markets and asset management. CIT's consumer banking segment includes a national direct bank and regional branch network. Discover more at cit.com/about.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “will,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. In particular, any projections or expectations regarding our pending merger with First Citizens, our future revenues, expenses, earnings, capital expenditures, deposits or stock price, as well as the assumptions on which such expectations are based, are such forward-looking statements reflecting only our current judgment and are not guarantees of future performance or results. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that: (i) CIT is unsuccessful in implementing its strategy and business plan, including planned or potential acquisitions or divestitures; (ii) CIT is unable to react to and address key business and regulatory issues; (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements; (iv) CIT becomes subject to liquidity constraints and higher funding costs; (v) the parties to a transaction do not obtain regulatory or other approvals or satisfy closing conditions to the transaction on a timely basis, or at all, or approvals are subject to conditions that are not anticipated; or (vi) changes in asset quality and credit risk, interest rates and capital markets or other economic conditions. Further, additional factors relating to CIT’s pending merger with First Citizens could cause actual results to differ materially from any forward-looking statements, including (a) CIT’s and First Citizens’ ability to obtain regulatory approvals, or to obtain such approvals in a timely manner (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction), and meet other closing conditions to the merger, (b) delays in closing the merger; or (c) disruption to CIT’s business as a result of the pendency of the merger and diversion of management’s attention from ongoing business operations and opportunities. In addition statements about the potential effects of the COVID-19 pandemic on our business, results of operations and financial condition may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, action taken by government authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers and service providers  and on economies and markets more generally. We further describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Securities and Exchange Commission (the “SEC”), as amended by Form 10-K/A that was filed with the SEC on April 30, 2021, and in the definitive proxy statement regarding the pending merger with First Citizens that was filed by CIT with the SEC on December 23, 2020.Information regarding CIT’s capital ratios consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as CIT completes its financial statements. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Non-GAAP Measurements

Net finance revenue, net operating lease revenue and average earning assets are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs and intangible amortization is a non-GAAP measurement used by management to compare period over period expenses. Net efficiency ratio measures operating expenses (net of restructuring costs and intangible amortization) to our level of total net revenues. Total assets from continuing operations is a non-GAAP measurement used by management to analyze the total asset change on a more consistent basis. Tangible book value and tangible book value per common share are non-GAAP metrics used to analyze banks. Net income excluding noteworthy items, income from continuing operations excluding noteworthy items, and Return of Tangible Common Equity excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
Gina Proia	Barbara Callahan
(212) 771-6008 Gina.Proia@cit.com	(973) 740-5058 Barbara.Callahan@cit.com

13

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income
(dollars in millions, except per share data)

	Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Interest income
Interest and fees on loans	$341.9	$355.7	$395.8	$1,061.6	$1,280.6
Other interest and dividends	17.9	17.4	27.5	59.4	103.2
Total interest income	359.8	373.1	423.3	1,121.0	1,383.8
Interest expense
Interest on deposits	47.3	50.7	103.2	159.2	398.1
Interest on borrowings	55.7	56.1	62.3	170.2	195.6
Total interest expense	103.0	106.8	165.5	329.4	593.7
Net interest revenue	256.8	266.3	257.8	791.6	790.1
Provision for credit losses	(67.1)	(72.2)	63.3	(256.7)	800.8
Net interest revenue, after credit provision	323.9	338.5	194.5	1,048.3	(10.7)
Non-interest income
Rental income on operating lease equipment	186.2	188.2	201.3	569.1	612.0
Other non-interest income	124.7	160.7	146.0	515.3	379.2
Total non-interest income	310.9	348.9	347.3	1,084.4	991.2
Non-interest expenses
Depreciation on operating lease equipment	85.1	82.8	82.5	252.6	241.9
Maintenance and other operating lease expenses	50.5	54.8	48.6	156.9	158.3
Operating expenses	268.2	251.2	295.5	793.4	990.3
Goodwill impairment	-	-	-	-	344.7
Loss (gain) on debt extinguishment and deposit redemption	-	-	-	0.1	(14.8)
Total non-interest expenses	403.8	388.8	426.6	1,203.0	1,720.4
Income (loss) before provision (benefit) for income taxes	231.0	298.6	115.2	929.7	(739.9)
Provision (benefit) for income taxes	55.5	71.7	29.5	223.5	(116.0)
Net income (loss)	$175.5	$226.9	$85.7	$706.2	$(623.9)
Less: preferred stock dividends	2.8	12.3	2.8	17.9	18.9
Net income (loss) available to common shareholders	$172.7	$214.6	$82.9	$688.3	$(642.8)

Basic income (loss) per common share	$1.74	$2.17	$0.84	$6.95	$(6.54)
Average number of common shares - basic (thousands)	99,168	99,110	98,523	99,031	98,350

Diluted income (loss) per common share	$1.72	$2.14	$0.84	$6.89	$(6.54)
Average number of common shares - diluted (thousands)	100,432	100,340	98,556	99,950	98,350

14

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets
(dollars in millions, except per share data)

	September 30,	June 30,	September 30,	December 31,
	2021	2021	2020	2020

Assets
Total cash and interest bearing cash	$4,598.5	$5,280.7	$6,705.6	$4,011.7
Securities purchased under agreement to resell	100.0	150.0	-	150.0
Investment securities	5,775.2	5,295.8	6,608.8	6,889.0
Assets held for sale	95.8	51.5	56.7	721.2
Loans	33,461.0	33,711.1	37,319.6	36,144.6
Allowance for credit losses	(790.4)	(850.6)	(1,206.2)	(1,063.8)
Loans, net of allowance for credit losses	32,670.6	32,860.5	36,113.4	35,080.8
Operating lease equipment, net	7,937.5	7,781.8	7,799.3	7,836.6
Goodwill	-	-	140.4	-
Bank-owned life insurance	1,193.4	1,185.2	1,160.4	1,168.8
Other assets	2,049.0	2,098.2	2,280.4	2,248.5
Total assets	$54,420.0	$54,703.7	$60,865.0	$58,106.6

Liabilities
Deposits	$40,237.3	$41,271.0	$44,706.2	$43,071.6
Credit balances of factoring clients	1,556.6	1,530.5	1,320.2	1,719.9
Other liabilities	2,203.9	1,622.3	1,789.9	1,754.9
Borrowings
FHLB advances	-	-	2,550.0	1,100.0
Other secured and structured financings	12.0	10.3	3.1	6.1
Senior unsecured	3,740.3	3,738.6	4,236.9	4,236.3
Subordinated unsecured	495.3	495.2	494.7	494.9
Total borrowings	4,247.6	4,244.1	7,284.7	5,837.3
Total liabilities	48,245.4	48,667.9	55,101.0	52,383.7
Equity
Stockholders' equity
Preferred stock	525.0	525.0	525.0	525.0
Common stock	1.6	1.6	1.6	1.6
Paid-in capital	6,930.1	6,922.5	6,882.1	6,892.0
Retained earnings	2,011.0	1,873.7	1,467.1	1,428.3
Accumulated other comprehensive income (loss)	(121.2)	(115.4)	46.4	35.7
Treasury stock, at cost	(3,171.9)	(3,171.6)	(3,158.2)	(3,159.7)
Total common stockholders' equity	5,649.6	5,510.8	5,239.0	5,197.9
Total equity	6,174.6	6,035.8	5,764.0	5,722.9
Total liabilities and equity	$54,420.0	$54,703.7	$60,865.0	$58,106.6

Book Value Per Common Share

Common stockholders' equity	$5,649.6	$5,510.8	$5,239.0	$5,197.9
Less: goodwill	-	-	140.4	-
Less: intangible assets	110.0	118.1	143.4	134.9
Tangible common equity	5,539.6	5,392.7	4,955.2	5,063.0

Book value per common share	$56.97	$55.58	$53.17	$52.71
Tangible book value per common share(1)	$55.86	$54.39	$50.29	$51.34
Outstanding common shares (in thousands)	99,167	99,143	98,526	98,609

(1)Tangible book value per common share is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value per common share is used to compute a per common share amount, which is used to evaluate our use of equity.

15

CIT GROUP INC. AND SUBSIDIARIES
Average Balances and Rates
(dollars in millions)

	Quarters Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest bearing cash	$5,296.6	$2.0	0.15%	$5,583.1	$1.5	0.11%	$7,652.1	$2.1	0.11%
Investment securities and securities purchased under agreements to resell	5,322.4	15.9	1.19%	5,247.5	15.9	1.21%	5,989.9	25.4	1.70%
Loans and loans held for sale (net of credit balances of factoring clients)	31,865.6	341.9	4.29%	33,226.5	355.7	4.28%	36,301.6	395.8	4.36%
Operating lease equipment, net (including held for sale)	7,862.5	50.6	2.57%	7,754.0	50.6	2.61%	7,824.4	70.2	3.59%
Average earning assets (AEA)(Non-GAAP)	50,347.1	410.4	3.26%	51,811.1	423.7	3.27%	57,768.0	493.5	3.42%
Non-interest earning assets
Cash and due from banks	171.6			169.7			175.9
Allowance for credit losses	(842.1)			(926.7)			(1,196.1)
All other non-interest bearing assets	3,281.7			3,255.7			3,685.8
Total Average Assets	$52,958.3			$54,309.8			$60,433.6
Liabilities
Interest-bearing deposits and borrowings
Deposits	$37,451.0	47.3	0.51%	$38,283.0	50.7	0.53%	$42,320.5	103.2	0.98%
Borrowings	4,245.6	55.7	5.25%	4,832.1	56.1	4.64%	7,557.5	62.3	3.30%
Total interest-bearing liabilities	41,696.6	103.0	0.99%	43,115.1	106.8	0.99%	49,878.0	165.5	1.33%
Non-interest bearing deposits	3,411.8			3,360.9			3,073.4
Other non-interest bearing liabilities	1,723.6			1,906.0			1,734.2
Stockholders' equity	6,126.3			5,927.8			5,748.0
Total Average Liabilities and Stockholders' Equity	$52,958.3			$54,309.8			$60,433.6

	Nine Months Ended
	September 30, 2021			September 30, 2020
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest bearing cash	$5,173.6	$4.8	0.12%	$5,534.4	$9.5	0.23%
Investment securities and securities purchased under agreements to resell	5,568.4	54.6	1.31%	6,569.3	93.7	1.90%
Loans and loans held for sale (net of credit balances of factoring clients)	33,218.2	1,061.6	4.26%	36,633.8	1,280.6	4.66%
Operating lease equipment, net (including held for sale)	7,816.0	159.6	2.72%	7,615.0	211.8	3.71%
Average earning assets (AEA)(Non-GAAP)	51,776.2	1,280.6	3.30%	56,352.5	1,595.6	3.78%
Non-interest earning assets
Cash and due from banks	173.9			196.5
Allowance for credit losses	(940.5)			(1,021.4)
All other non-interest bearing assets	3,318.7			3,605.3
Total Average Assets	$54,328.3			$59,132.9
Liabilities
Interest-bearing deposits and borrowings
Deposits	$38,338.2	159.2	0.55%	$41,079.0	398.1	1.29%
Borrowings	4,839.3	170.2	4.69%	7,489.4	195.6	3.48%
Total interest-bearing liabilities	43,177.5	329.4	1.02%	48,568.4	593.7	1.63%
Non-interest bearing deposits	3,386.3			2,917.5
Other non-interest bearing liabilities	1,824.6			1,644.1
Stockholders' equity	5,939.9			6,002.9
Total Average Liabilities and Stockholders' Equity	$54,328.3			$59,132.9

16

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Total Net Revenues(1)
Interest income	$359.8	$373.1	$423.3	$1,121.0	$1,383.8
Rental income on operating lease equipment	186.2	188.2	201.3	569.1	612.0
Finance revenue (Non-GAAP)	546.0	561.3	624.6	1,690.1	1,995.8
Interest expense	103.0	106.8	165.5	329.4	593.7
Depreciation on operating lease equipment	85.1	82.8	82.5	252.6	241.9
Maintenance and other operating lease expenses	50.5	54.8	48.6	156.9	158.3
Net finance revenue (NFR)(2) (Non-GAAP)	307.4	316.9	328.0	951.2	1,001.9
Other non-interest income	124.7	160.7	146.0	515.3	379.2
Total net revenues (Non-GAAP)	$432.1	$477.6	$474.0	$1,466.5	$1,381.1

NFR (Non-GAAP)	$307.4	$316.9	$328.0	$951.2	1,001.9
Net finance margin (NFR as a % of AEA)(NFM)(Non-GAAP)(2)	2.44%	2.45%	2.27%	2.45%	2.37%

Operating Expenses
Total operating expenses	$268.2	$251.2	$295.5	$793.4	$990.3
Noteworthy items(3)	0.7	(6.2)	0.5	1.4	74.7
Intangible asset amortization	8.1	8.3	8.5	24.8	25.5
Operating expenses, excluding noteworthy items	$259.4	$249.1	$286.5	$767.2	$890.1

Total net revenues (Non-GAAP)	$432.1	$477.6	$474.0	$1,466.5	$1,381.1
Noteworthy items	13.2	-	-	(69.8)	-
Total net revenues, excluding noteworthy items (Non-GAAP)	$445.3	$477.6	$474.0	$1,396.7	$1,381.1
Net Efficiency Ratio(4) (Non-GAAP)	60.2%	52.5%	60.6%	53.0%	67.2%
Net Efficiency Ratio, excluding noteworthy items(4) (Non-GAAP)	58.3%	52.2%	60.4%	54.9%	64.5%

Average Earning Assets(5)
Average Earning Assets (Non-GAAP)	$50,347.1	$51,811.1	$57,768.0	$51,776.3	$56,352.5

	September 30,	June 30,	September 30,
	2021	2021	2020
Period End Earning Assets(5)
Loans	$33,461.0	$33,711.1	$37,319.6
Operating lease equipment, net	7,937.5	7,781.8	7,799.3
Assets held for sale	95.8	51.5	56.7
Credit balances of factoring clients	(1,556.6)	(1,530.5)	(1,320.2)
Interest-bearing cash	4,428.7	5,134.1	6,529.9
Investment securities and securities purchased under agreement to resell	5,875.2	5,445.8	6,608.8
Total earning assets (Non-GAAP)	$50,241.6	$50,593.8	$56,994.1

Average core Loans and Leases(6)
Total average loans (incl HFS, net of credit balances)	$31,865.6	$33,226.5	$36,301.6	$33,218.2	$36,633.8
Total average operating lease equipment (incl HFS)	7,862.5	7,754.0	7,824.4	7,816.0	7,615.0
Total average loans and leases	39,728.1	40,980.5	44,126.0	41,034.2	44,248.8
Average non-core portfolio, LCM	1,316.2	1,501.8	1,979.7	1,489.3	2,066.7
Average core loans and leases	$38,411.9	$39,478.7	$42,146.3	$39,544.9	$42,182.1

17

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
ROTCE(7)
Tangible book value (Non-GAAP, reconciled on Balance Sheet table)	$5,539.5	$5,392.7	$4,955.2	$5,539.5	$4,955.2
Average tangible common equity (Non-GAAP)	$5,486.3	$5,279.4	$4,927.9	$5,291.7	$5,060.6

Income (loss) available to common shareholders	$172.7	$214.6	$82.9	$688.3	$(642.8)
Goodwill impairment, after tax	-	-	-	-	339.0
Intangible asset amortization, after tax	6.1	6.2	6.3	18.9	18.5
Non-GAAP income (loss) - for ROTCE calculation	$178.8	$220.8	$89.2	$707.2	$(285.3)
Return on average tangible common equity	13.04%	16.73%	7.24%	17.82%	NM
Non-GAAP income (loss) (from the following non-GAAP noteworthy tables)	$185.2	$209.8	$82.7	$639.6	$(217.1)
Intangible asset amortization, after tax	6.1	6.2	6.3	18.9	18.5
Non-GAAP income (loss) - for ROTCE calculation, excluding noteworthy items	$191.3	$216.0	$89.0	$658.5	$(198.6)
Preferred dividend normalization	(4.7)	4.7	(4.7)	(4.7)	(4.7)
Non-GAAP income (loss) - for ROTCE calculation, excluding noteworthy items and preferred dividend normalization	$186.6	$220.7	$84.3	$653.8	$(203.3)
Return on average tangible common equity, after noteworthy items	13.95%	16.37%	7.22%	16.59%	NM
Return on average tangible common equity, after noteworthy items and preferred dividend normalization	13.60%	16.72%	6.84%	16.47%	NM

Effective Tax Rate Reconciliation(8)
Provision (benefit) for income taxes - GAAP	$55.5	$71.7	$29.5	$223.5	$(116.0)
Income tax on noteworthy items	1.4	(1.4)	0.7	(19.7)	38.5
Provision (benefit) for income taxes, before noteworthy items - Non-GAAP	$56.9	$70.3	$30.2	$203.8	$(77.5)
Income tax - remaining discrete items	4.8	4.0	(0.1)	16.1	1.8
Provision (benefit) for income taxes, before noteworthy and discrete tax items - Non-GAAP	$61.7	$74.3	$30.1	$219.9	$(75.7)
Income (loss) before (benefit) provision for income taxes - GAAP	$231.0	$298.6	$115.2	$929.7	$(739.9)
Noteworthy items before tax	13.9	(6.2)	0.5	(68.4)	464.2
Adjusted income (loss) before (benefit) provision for income taxes and discrete items - Non-GAAP	$244.9	$292.4	$115.7	$861.3	$(275.7)
Effective tax rate - GAAP	24.0%	24.0%	25.6%	24.0%	15.7%
Effective tax rate, before noteworthy items - Non-GAAP	23.2%	24.0%	26.1%	23.7%	28.1%
Effective tax rate, before noteworthy and tax discrete items - Non-GAAP	25.2%	25.4%	26.0%	25.5%	27.4%

(1)Total net revenues are the combination of net finance revenue and other income, and are therefore considered a non-GAAP measurement. Total net revenues are an aggregation of all sources of revenue for the Company. Total net revenues are used by management to monitor business performance.

(2)Net finance margin and net finance margin, excluding noteworthy items are non-GAAP measures. Net finance margin is calculated by dividing net finance revenue by AEA. Net finance revenue is a non-GAAP measurement reflecting net interest revenue (interest and fees on loans, interest on interest-bearing cash, and interest/dividends on investments less interest expense on deposits and borrowings) plus net operating lease revenue (a non-GAAP measure that is the net of three GAAP balances, rental income on operating lease equipment less depreciation on operating lease equipment and maintenance and other operating lease equipment expenses). Due to the nature of our loans and leases, which include a higher proportion of operating lease equipment than most bank holding companies (“BHCs”), certain financial measures commonly used by other BHCs are not as meaningful for CIT. As such, net finance margin is used by management, compared to net interest margin (a common metric used by other BHCs), which does not fully reflect the earnings of our portfolio because it includes the impact of debt costs of all our assets but excludes the net operating lease revenue. AEA is a non-GAAP measure that is calculated using balances of earning assets (the sum of loans (less the credit balances of factoring clients), operating lease equipment, net, assets held for sale, interest-bearing cash, investment securities, securities purchased under agreements to resell, and indemnification asset.

(3)Management believes that adjusting for noteworthy items provides a measure of the underlying performance of the Company. Noteworthy items and the impact on various income statement line items are presented in a forthcoming table. Not all periods contain noteworthy items.

(4)Net efficiency ratio is a non-GAAP measurement used by management to measure operating expenses (before intangible asset amortization and restructuring costs) to the level of total net revenues. In order to assist in comparability to other quarters, we further adjusted the calculation due to other noteworthy items.

(5)Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount represents the amounts we fund. We use the average of these balances (AEA) to calculate various metrics noted in this release.

(6)Average core loans and leases is a non-GAAP measure due to the exclusion of the portfolios listed in the table. Management uses this balance to gauge the trend in the remaining portfolio.

(7)Net income and income from continuing operations are adjusted to remove the impact of goodwill impairment and intangible asset amortization, while the average tangible common equity is reduced for disallowed deferred tax assets. In order to assist in comparability to other quarters, we also present the calculation excluding noteworthy items. Return on average tangible common equity is another metric used to evaluate our use of equity and evaluate the performance of our business. These are non-GAAP measures.

(8)The provision for income taxes before noteworthy and discrete items, adjusted income from continuing operations and the respective effective tax rates are non-GAAP measures, which management uses for analytical purposes to understand the Company’s underlying tax rate.

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CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions, except per share data)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

Net income (loss) excluding noteworthy items is a non-GAAP measure used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations. The following provides detailed information of each noteworthy item and the impact on various income statement line items for the respective periods. Not all periods contain noteworthy items.

		Pre-Tax	Income	After-tax	Per
Description	Line Item	Balance	Tax(2)	Balance	Share

Quarter Ended September 30, 2021
Net income available to common shareholders				$172.7	$1.72
CTA release	Other non-interest income	$13.2	$(1.1)	12.1	0.12
FCB merger costs	Operating expenses	0.7	(0.3)	0.4	0.00
Non-GAAP net income available to common shareholders, excluding noteworthy items(1)				$185.2	$1.84

Quarter Ended June 30, 2021
Net income available to common shareholders				$214.6	$2.14
Reversal of prior restructuring costs	Operating expenses	$(7.9)	$1.8	(6.1)	(0.06)
FCB merger costs	Operating expenses	1.7	(0.4)	1.3	0.01
Non-GAAP net income available to common shareholders, excluding noteworthy items(1)				$209.8	$2.09

Quarter Ended September 30, 2020
Net income available to common shareholders				$82.9	$0.84
MOB merger and integration costs	Operating expenses	$12.6	$(3.8)	8.8	0.09
Performance Stock Units expense reversal	Operating expenses	(12.1)	3.1	(9.0)	(0.09)
Non-GAAP net income available to common shareholders, excluding noteworthy items(1)				$82.7	$0.84

		Pre-Tax	Income	After-tax	Per
Description	Line Item	Balance	Tax(2)	Balance	Share

Nine Months Ended September 30, 2021
Net income available to common shareholders				$688.3	$6.89
Gains on sales of investment securities	Other non-interest income	$(83.0)	$21.5	(61.5)	(0.62)
CTA release	Other non-interest income	13.2	(1.1)	12.1	0.12
FCB merger costs	Operating expenses	9.3	(2.5)	6.8	0.07
Reversal of prior restructuring costs	Operating expenses	(7.9)	1.8	(6.1)	(0.06)
Non-GAAP net income available to common shareholders, excluding noteworthy items(1)				$639.6	$6.40

Nine Months Ended September 30, 2020
Net loss available to common shareholders				$(642.8)	$(6.54)
MOB day 1 provision for credit losses	Provision for credit losses	$44.8	$(8.1)	36.7	0.37
Performance Stock Units expense reversal	Operating expenses	(12.1)	3.1	(9.0)	(0.09)
Restructuring charges	Operating expenses	37.2	(13.6)	23.6	0.24
MOB merger and integration costs	Operating expenses	49.6	(14.2)	35.4	0.36
Goodwill impairment	Goodwill impairment	344.7	(5.7)	339.0	3.45
Non-GAAP net loss available to common shareholders, excluding noteworthy items(1)				$(217.1)	$(2.21)

(1)Items may not sum due to rounding.
(2)Income tax rates vary depending on the specific item and the entity location in which it is recorded.

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